Exhibit 10.41
Amendment to Purchase and Sale Agreement/Security Agreement
     The Purchase and Sale Agreement/Security Agreement by and between Amegy Bank National Association and VIEWCAST.COM, INC. also dba VIEWCAST CORPORATION and OSPREY TECHNOLOGIES, INC. and VIDEOWARE, INC. dated on or about                                          (the “Agreement”), is hereby amended to add the following language to Section 10 of the Agreement:
In addition to all other fees, a 1% fee will be added to any Receivable purchased by Purchaser from Seller, that is determined, in Purchaser’s sole discretion, to be a Foreign Receivable. A Foreign Receivable is defined as Accounts Receivable billed to an account debtor that resides/conducts business outside of the United States, therefore potentially creating an obligation for payment outside of the United States. The Fee shall be calculated on the Gross Amount of the Foreign Receivable.
As an inducement for Seller to sell only foreign invoices from which prompt payment can be expected, Purchaser will remit a rebate of part of the Discount as follows:
If the Receivable is paid within 15 days of purchase by Purchaser, a rebate of 13.80% of the gross amount of the invoice will be remitted to Seller;
If the Receivable is paid within 30 days of purchase by Purchaser, a rebate of 13.60% of the gross amount of the invoice will be remitted to Seller;
If the Receivable is paid within 45 days of purchase by Purchaser, a rebate of 13.40% of the gross amount of the invoice will be remitted to Seller;
If the Receivable is paid within 60 days of purchase by Purchaser, a rebate of 13.20% of the gross amount of the invoice will be remitted to Seller;
If the Receivable is paid within 75 days of purchase by Purchaser, a rebate of 13.00% of the gross amount of the invoice will be remitted to Seller;
If the Receivable is paid within 90 days of purchase by Purchaser, a rebate of 12.80% of the gross amount of the invoice will be remitted to Seller;
If the Receivable is paid within 120 days of purchase by Purchaser, a rebate of 7.80% of the gross amount of the invoice will be remitted to Seller.
DATED this        day of                     , 2007.

PURCHASER: AMEGY BANK NATIONAL ASSOCIATION
By:
	Name:	Robin Gutierrez
	Title:	Vice President

SELLER: VIEWCAST.COM, INC. also dba VIEW CAST CORPORATION
By:
	Name:	David T. Stoner
	Title:	President

SELLER: OSPREY TECHNOLOGIES, INC.
By:
	Name:	David T. Stoner
	Title:	President

SELLER: VIDEOWARE, INC.
By:
	Name:	David T. Stoner
	Title:	President

THE STATE OF TEXAS
COUNTY OF
     Before me,                                         , a notary public, on this day personally appeared David T. Stoner, President of VIEWCAST.COM, INC. dba VIEWCAST CORPORATION and OSPREY TECHNOLOGIES, INC. and VIDEOWARE, INC., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.
     Given under my hand and seal of office this        day of                     , 2007.

Notary Public — State of Texas